Exhibit 99.1

Contact:

Harrison Wise	Bill Swalm
Rubenstein Public Relations	Rubenstein Investor Relations
P: 212-843-8001	P: 212-843-8094
E: hwise@rubensteinpr.com	E: bswalm@rubensteinir.com

For Immediate Release

VISTULA COMMUNICATIONS SERVICES, INC. ANNOUNCES
COMPLETION OF ACQUISITION OF V-CUBE™ IP-PBX SOLUTION

NEW YORK — Jun 12, 2006 — Vistula Communications Services, Inc. (OTC Bulletin Board: VSTL), a global supplier of flexible and reliable Voice over Internet Protocol (“VoIP”) services to major Telecommunications Carriers and Internet Service Providers, today announced it has acquired  the  V-Cube™ IP-PBX  solution and related intellectual property rights from NetYantra Inc. Vistula was previously marketing and distributing the V-Cube™ product range under an exclusive world-wide distribution agreement with NetYantra. The purchase price for the V-Cube™ solution and associated IP rights was $8.8 million and 14 million shares of Vistula’s common stock.

The V-Cube™ solution, which serves as Vistula’s core Voice over IP technology offering, facilitates full contact communication services including Voice, Video, Conferencing, Call/Contact Center and full hosted IP/PBX functionality across IP networks and provides a centralized administration, provisioning and maintenance interface. V-Cube™ offers a flexible cost effective IP Communication solution with Personal Call Control for Telco’s and ISP’s to launch products to their customers.

Rupert Galliers-Pratt, Chairman of Vistula said “The acquisition of the V-Cube intellectual property means that Vistula is uniquely positioned as a market leader in owning and supplying proprietary hosted IP/PBX solutions. We are fortunate in having secured such an innovative and commercially effective product suite. V-Cube™ puts Vistula at the forefront of what is unquestionably destined to be the future of telecommunications, supplying systems that we expect will be adopted by small, medium and large businesses throughout the world.”

“We have been delighted with the success that Vistula has achieved in such a short period of time and it was a logical step to bring V-Cube™ wholly into Vistula,” commented Vinod Sankar, one of the founders of NetYantra. “My colleagues and I could not be more excited at the prospect of operating together within Vistula as we build on the success that has been achieved to date.”

About Vistula

Vistula is a telecommunications company providing hosted, managed VoIP (Voice over Internet Protocol) services to carriers, cable operators, service providers and transit network operators. Vistula features solutions that enable telecommunications providers to rapidly deploy VoIP services over converged infrastructure through an integrated applications suite. Vistula has already signed Telstra Global business unit, as well as IUSACom in Mexico, among many other international carriers and ISPs that have installed or are currently testing the V-Cube(TM) platform. Vistula trades on the OTCBB under the symbol: VSTL. For more information visit: http://www.vistula.com.

This announcement shall not constitute an offer to sell or a solicitation of an offer to buy any of these securities. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

This press release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, which reflect management’s expectations regarding future events and speak only as of the date hereof. Our actual results, performance or achievements may differ significantly from the results, performance or achievements discussed in or implied by the forward-looking statements. Factors that could cause such a difference include material changes in our business or prospects, difficulties obtaining financing to fund our operations, failure to establish brand recognition for our products, failure to retain existing customers or attract new customers, failure to compete effectively in our industry, general market and economic conditions, and other factors that are detailed from time to time in Vistula’s SEC reports, including those detailed in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005. Vistula disclaims any intent or obligation to update any forward-looking statements.